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                                                                       EXHIBIT 6

                              SECOND AMENDMENT TO
             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP


          This SECOND AMENDMENT, dated as of August 14, 1997 (this "Amendment"),
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to the Amended and Restated Agreement of Limited Partnership, dated as of
December 15, 1988, of Borden Chemicals and Plastics Limited Partnership, a Delaware limited partnership (the "Partnership"), as amended by the First
                                   -----------
Amendment thereto, dated as of April 8, 1997 (as so amended and as further amended, supplemented or modified from time to time, the "Partnership
                                                          -----------
Agreement") is entered into by and among BCP Management, Inc., a Delaware corporation, as general partner of the Partnership, and those Persons listed in the books and records of the Partnership as limited partners of the Partnership.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Partnership is a limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, 6 Del.
                                                                          ----
C. (S) 17-101, et seq., as amended (the "Act"), and the Partnership Agreement;
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          WHEREAS, pursuant to Section 4.4 of the Partnership Agreement, the
General Partner is authorized to cause the Partnership to issue any type of equity security the Partnership may lawfully issue for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners;

          WHEREAS, pursuant to Sections 4.4(b) and 15.1 of the Partnership Agreement, the General Partner may, without the approval of the Limited Partners, amend the Partnership Agreement in any manner which it deems appropriate or necessary to provide for each such issuance;

          WHEREAS, the Board of Directors of the General Partner has determined that it is fair and reasonable and in the best interests of the Partnership and the holders of its Units that the Partnership (i) enter into the First Amendment to Rights Agreement, substantially in the form of Exhibit A to this Amendment (the "Rights Amendment"), and (ii) reflect such Rights Amendment in the
      ----------------
Partnership Agreement by entering into this Amendment.

          NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby amend the Partnership Agreement as follows:

          1.   Defined Terms.  Capitalized terms used but not defined herein
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shall have the meanings given to them in the Partnership Agreement
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          2.  Amendment to Section 18.1 of the Partnership Agreement.  Section
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18.1 of the Partnership Agreement is hereby amended by inserting on the sixth line thereof after the words "named therein" and before the parenthetical on such line the following:

     ", as amended by the First Amendment to Rights Agreement, dated as of August 14, 1997, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof"

          3.   Amendment to Exhibit A to the Partnership Agreement.  Exhibit A
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to the Partnership Agreement is hereby amended by inserting at the end thereof
Exhibit A to this Amendment.

          4.   No Other Amendments; Confirmation.  Except as expressly amended,
               ---------------------------------
modified and supplemented hereby, the provisions of the Partnership Agreement are and shall remain in full force and effect.

          5.   Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
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THE PARTIES TO THE PARTNERSHIP AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT
REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          6.   Binding Effect.  The covenants and agreements contained herein
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shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

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          IN WITNESS WHEREOF, the General Partner has caused this Amendment to be duly executed and delivered by one of its proper and duly authorized officers as of the day and year first above written.

                                BCP MANAGEMENT, INC.


                                By:  /s/ Lawrence L. Dieker
                                   ------------------------------------
                                   Name: Lawrence L. Dieker
                                   Title: Vice President, General Counsel
                                                and Secretary


                                LIMITED PARTNERS:

                                        All Limited Partners now and hereafter
                                        admitted as limited partners of the
                                        Partnership, pursuant to Powers of
                                        Attorney and authorizations now and
                                        hereafter executed in favor of, and
                                        granted and delivered to, the General
                                        Partner:

                                        By:  BCP Management, Inc.

                                        By:  /s/ Lawrence L. Dieker
                                           --------------------------------
                                           Name: Lawrence L. Dieker
                                           Title: Vice President, General
                                                    Counsel and Secretary

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